UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
FILED PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2005

INTERSTATE HOTELS & RESORTS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-14331	52-2101815

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

4501 N. Fairfax Drive
Arlington, Virginia 22203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 387-3100

N/A
(Former name or former address, if changed since last report)

This filing amends and supplements our 8-K filed on February 17, 2005.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 11, 2005, Interstate Hotels & Resorts, Inc., a Delaware Corporation (the “Company”), acquired the 329-room Hilton Concord Hotel in the East Bay area of San Francisco, California. The purchase price was $29.15 million, or $88,600 a room. The Company financed a portion of the acquisition with a $19.0 million mortgage loan provided by Massachusetts Mutual Life Insurance Company. The balance of the acquisition price was funded with borrowings under the Company’s credit facility.

The financial statements of the Hilton Concord Hotel included in this Form 8-K represent a carve-out of the acquired hotel from other interests of the seller. See the notes to the financial statements of the Hilton Concord Hotel for a discussion of the basis of presentation of the carve-out financial information.

This acquisition is considered significant under Rule 3-05 of Regulation S-X of the Securities Act of 1933, and as such the Company is including financial statements of the Hilton Concord Hotel, and pro forma financial information for the Company.

ITEM 9.01- FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired

Hilton Concord Hotel

Independent Auditors’ Report
Balance Sheets as of December 31, 2004 and 2003
Statements of Operations for the Years Ended December 31, 2004, 2003 and 2002

Statements of Changes in Owner’s Equity for the Years Ended December 31, 2004, 2003 and 2002
Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002
Notes to Financial Statements

(b) Pro Forma Financial Information

Interstate Hotels & Resorts, Inc.

Pro Forma Balance Sheet as of December 31, 2004 (unaudited)
Pro Forma Statement of Operations for the Year Ended December 31, 2004 (unaudited)
Notes to Pro Forma Financial Information

(c) Exhibits

Exhibit No.

  10.1    Purchase Agreement
*23.1   Consent of KPMG LLP

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2005

INTERSTATE HOTELS & RESORTS, INC.

By:	/s/ J. William Richardson
Name: J. William Richardson
Title: Chief Financial Officer

Financial Statements

Hilton Concord Hotel

As of December 31, 2004 and 2003, and for the
Years Ended December 31, 2004, 2003 and 2002
with Independent Auditors’ Report

Independent Auditors’ Report

The Members

Hanford Hotels, L.L.C.:

We have audited the accompanying balance sheets of the Hilton Concord (as defined in Note 1), as of December 31, 2004 and 2003, and the related statements of operations, changes in owner’s equity and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hilton Concord’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hilton Concord as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

McLean, Virginia
April 11, 2005

HILTON CONCORD

Balance Sheets

December 31, 2004 and 2003

	2004	2003
Assets
Property and equipment, net	$23,246,209	$25,002,663
Cash	30,000	30,000
Accounts receivable	210,585	400,229
Inventory	81,366	87,900
Deferred costs, net	42,695	67,430
Fair value of derivatives	524,839	1,253,572
Prepaid expenses and other assets	20,741	29,684

Total assets	$24,156,435	$26,871,478

Liabilities and Owner’s Equity
Liabilities:
Accounts payable and accrued expenses	$584,144	$633,906
Long term-debt	16,525,000	16,525,000

Total liabilities	17,109,144	17,158,906
Owner’s equity	7,047,291	9,712,572

Total liabilities and owner’s equity	$24,156,435	$26,871,478

See accompanying notes to financial statements.

HILTON CONCORD

Statements of Operations

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Revenues:
Rooms	$7,267,518	$7,872,909	$8,290,336
Food and beverage	3,532,784	3,737,154	3,780,564
Telephone and other	939,670	889,981	987,146

Total revenues	11,739,972	12,500,044	13,058,046

Departmental costs:
Rooms	1,972,147	2,280,122	2,233,553
Food and beverage	3,054,410	3,232,573	3,218,253
Telephone and other	329,938	319,461	347,656

Total departmental costs	5,356,495	5,832,156	5,799,462

Total revenues less departmental costs	6,383,477	6,667,888	7,258,584

Operating expenses:
Depreciation and amortization	1,831,583	1,800,945	1,758,108
General and administrative	774,702	844,625	846,350
Utilities	518,594	557,989	535,571
Real estate taxes and other taxes	303,260	305,915	291,457
Repairs and maintenance	503,685	583,126	588,909
Management fees	352,199	375,001	457,032
Marketing	543,146	599,346	649,259
Insurance	244,053	250,436	192,475
Franchise fees and other expenses	437,184	472,375	497,335

Total operating expenses	5,508,406	5,789,758	5,816,496

Operating income	875,071	878,130	1,442,088
Interest expense	(1,249,368)	(1,297,910)	(1,307,549)
Change in fair value of derivatives	(728,733)	(304,529)	1,070,542

Net income (loss)	$(1,103,030)	$(724,309)	$1,205,081

See accompanying notes to financial statements.

HILTON CONCORD

Statements of Changes in Owner’s Equity

Years Ended December 31, 2004, 2003 and 2002

Balance at December 31, 2001	$10,825,028
Owner’s funding, net	(1,584,749)
Net income	1,205,081

Balance at December 31, 2002	10,445,360
Owner’s funding, net	(8,479)
Net loss	(724,309)

Balance at December 31, 2003	9,712,572
Owner’s funding, net	(1,562,251)
Net loss	(1,103,030)

Balance at December 31, 2004	$7,047,291

See accompanying notes to financial statements.

HILTON CONCORD

Statements of Cash Flows

Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Cash flows from operating activities:
Net income (loss)	$(1,103,030)	$(724,309)	$1,205,081
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,855,837	1,817,342	1,777,640
Change in fair value of derivatives	728,733	304,529	(1,070,542)
Changes in operating accounts:
Accounts receivable, net	189,644	(230,088)	121,625
Inventories	6,534	(9,254)	9,088
Prepaid expenses and other assets	8,943	(12,647)	1,625
Deferred costs	(5,539)	(34,719)	(19,303)
Accounts payable and accrued expenses	(49,762)	68,711	(208,081)

Cash provided by operating activities	1,631,360	1,179,565	1,817,133

Cash flows used in investing activities — additions to furniture, fixtures and equipment	(69,109)	(171,086)	(232,384)

Cash flows from financing activities:
Owner’s funding, net	(1,562,251)	(8,479)	(1,584,749)
Repayment of principal on long-term debt	—	(1,000,000)	—

Cash used in financing activities	(1,562,251)	(1,008,479)	(1,584,749)

Change in cash	—	—	—
Cash at beginning of period	30,000	30,000	30,000

Cash at end of period	$30,000	$30,000	$30,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,690,607	$2,464,004	$2,574,502

See accompanying notes to financial statements.

HILTON CONCORD

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(1)	Organization and Basis of Presentation

The financial statements of the Hilton Concord (the Hotel) present the standalone financial position, results of operations and cash flows of this hotel property, which is owned by Hanford Hotels, L.L.C. (Hanford). The Hilton Concord is a full-service hotel with 329 rooms located in Concord, California. A subsidiary of Hanford managed the hotel.

The financial statements have been prepared pursuant to the requirements of a purchase and sale agreement between Hanford and Interstate Hotels & Resorts, Inc. (Interstate). Interstate acquired the Hotel on February 14, 2005 for approximately $29 million. Interstate now owns and manages the Hotel.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The standalone financial statements of the Hotel include an allocation of principal, interest amounts and financing costs under a debt agreement executed by Hanford, and an allocation of the fair value of interest rate swap agreements arranged by Hanford.

All operating cash requirements of the Hotel are funded by Hanford, and cash balances in excess of $30,000 are distributed to Hanford. Cash transactions between the Hotel and Hanford are presented as owners’ funding, net in the statements of changes in owners’ equity.

(2)	Summary of Significant Accounting Policies

(a)	Property and Equipment

Property and equipment are recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Building and building improvements are depreciated on a straight-line basis over 40 years. Land improvements are depreciated on a straight-line basis over 15 years. Furniture, fixtures and equipment are depreciated on a straight-line basis over estimated useful lives of five to seven years.

The Hotel accounts for long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”. Long-lived assets and certain intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to probable estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(b)	Deferred Costs

Deferred costs consist of an allocation of deferred financing costs, and franchise costs and liquor licenses costs. Financing costs allocated by Hanford are amortized on a straight-line basis, which approximates the effective interest method, over the term of the related debt and are recorded as part of interest expense. Franchise costs are amortized on a straight-line basis over the terms of the

HILTON CONCORD

Notes to Financial Statements

December 31, 2004, 2003 and 2002

franchise agreement with Hilton Hotels Corporation. Liquor license costs are amortized over the license term of 15 years.

(c)	Derivative Financial Instruments and Hedging

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” (FAS 133), as amended, requires an entity to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Hanford is a party to several interest rate swap agreements. Hanford has allocated a portion of the aggregate notional amount to the Hotel. Parties to interest rate swap agreements are subject to market risk for changes in interest rates and credit risk in the event of nonperformance by the counterparty. At the inception of these hedges, no contemporaneous documentation was prepared as required by FAS 133 and the hedges do not qualify for cash flow hedge accounting. Accordingly, all changes in the allocated fair value of the interest rate swaps are reflected in earnings.

(d)	Revenue Recognition

Room, food and beverage and all other revenue are recognized when the services have been rendered. A provision for possible bad debts is made when collection of receivables is considered doubtful.

(e)	Income Taxes

Provisions for Federal and state income taxes have not been made in the accompanying financial statements because Hanford, as owner of the Hotel, allocates its profits and losses to the individual members of Hanford.

(f)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the members to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

(g)	Fair Value of Financial Instruments

The Hotel’s financial instruments include accounts receivable, accounts payable and accrued expenses, and variable rate debt. The fair value of cash equivalents, accounts receivable, accounts payable and accrued expenses were not materially different from their carrying values given their short-term nature or contractual values. The fair value of the LIBOR-based variable rate debt approximates its carrying value.

HILTON CONCORD

Notes to Financial Statements

December 31, 2004, 2003 and 2002

(3)	Property and Equipment

Property and equipment consist of the following at December 31:

	2004	2003
Land and land improvements	$6,143,513	$6,143,513
Buildings and building improvements	17,781,473	17,781,473
Furniture, fixtures, and equipment	6,927,907	6,858,798

	30,852,893	30,783,784
Less accumulated depreciation	(7,606,684)	(5,781,121)

Property and equipment, net	$23,246,209	$25,002,663

(4)	Deferred Costs

Deferred costs consist of the following at December 31:

	2004	2003
Deferred financing costs	$40,258	$34,719
Franchise costs	42,900	42,900
Other	25,944	25,944

	109,102	103,563
Less accumulated amortization	(66,407)	(36,133)

Deferred costs, net	$42,695	$67,430

(5)	Long-Term Debt

In 1999, Hanford entered into a loan agreement with a bank in the amount of $25,000,000. The loan bore interest at a rate of LIBOR plus 2.15 percent. The Wells Fargo Loan required the payment of interest only until the maturity date. The original maturity date of this loan was December 15, 2001, with an extension available to December 13, 2003. The loan was secured by a deed of trust on the Hotel. The loan was collateralized by the assets of the Hotel and other assets held by Hanford. Hanford allocated $17,525,000 in principal to the Hotel.

In August 2003, Hanford refinanced the existing bank loan and entered into a new loan agreement to borrow $37.5 million. The new loan agreement bore interest at a rate of the LIBOR Margin, as defined, plus 1.9 percent. The LIBOR-based interest rate was approximately 4.35 percent at December 31, 2004. The maturity date of the new loan is January 11, 2005 with an option to extend to January 11, 2008. The new loan agreement requires payment of interest only until the maturity date. The new loan is collateralized by the Hotel and two other hotel properties owned by Hanford. At the closing of the loan, $17,525,000 was allocated to the Hotel. During 2003, unscheduled principal repayments in the amount of $1 million reduced the allocated principal balance to $16,525,000.

HILTON CONCORD

Notes to Financial Statements

December 31, 2004, 2003 and 2002

Interest expense of $1,225,115, $1,281,511 and $1,288,015 was allocated to the Hotel during 2004, 2003 and 2002 respectively, pursuant to the terms of the loan agreements.

In 2001 and 2002, Hanford entered into four pay-fixed, receive-variable interest rate swap agreements with an aggregate notional amount of $30 million. The swap agreements all mature in 2006. Hanford allocated approximately 50 percent of the aggregate notional amount to the Hotel. The allocated fair value of the swaps was $524,839 and $1,253,572 at December 31, 2004 and 2003, respectively. The change in allocated fair value of the swaps was ($728,733), ($304,529) and $1,070,542 during 2004, 2003 and 2002, respectively.

(6)	Management and Franchise Agreements

The Hotel was operated under a management agreement with a subsidiary of Hanford. Pursuant to the terms of the agreement, the manager earns a base management fee of 3 percent of Hotel sales, as defined, for 2004 and 2003, and 3.5 percent for 2002.

The Hotel has a franchise agreement with Hilton Inns, Inc. that expires in 2009. The Hotel paid franchise and related fees of $437,184, $472,375 and $497,335 during 2004, 2003 and 2002, respectively. These amounts are recorded as franchise fees and other expenses.

PRO FORMA FINANCIAL INFORMATION OF INTERSTATE HOTELS & RESORTS, INC.

      Our unaudited pro forma financial statements reflect the purchase described in Item 2 for the fiscal year ended December 31, 2004 as if that transaction had been completed at the beginning of the period presented for the statement of operations and as of December 31, 2004 for the balance sheet.

      Our unaudited pro forma financial statements do not purport to represent what our results of operations or financial condition would actually have been if this transaction had in fact occurred at the beginning of the period presented, or to project our results of operations or financial condition for any future period.

      Our unaudited pro forma financial statements are based upon available information and upon assumptions and estimates, which are set forth in the notes to the unaudited pro forma financial statements, that we believe are reasonable under the circumstances. However, actual results in future periods will differ from the pro forma amounts and those differences could be material. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the audited consolidated financial statements of Interstate Hotel & Resorts, Inc. and the audited financial statements of the Hilton Concord.

INTERSTATE HOTELS & RESORTS, INC.
UNAUDITED PRO FORMA BALANCE SHEET
December 31, 2004
(Dollars in thousands, except share amounts)

	Interstate
	Hotels &	Acquisition
	Resorts, Inc.	of Hilton
	Historical	Concord		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$13,480	$19	A	$13,499
Restricted cash	3,691	1,720	A	5,411
Accounts receivable, net of allowance for doubtful accounts of $3,390	33,480	99	A	33,579
Due from related parties, net of allowance for doubtful accounts of $536	11,653	—		11,653
Prepaid expenses and other current assets	8,929	6	A	8,935

Total current assets	71,233	1,844		73,077
Marketable securities	1,706	—		1,706
Property and equipment, net	19,981	29,935	A	49,916
Officers and employees notes receivable	83	—		83
Investments and advances to affiliates	12,155	—		12,155
Notes receivable	5,180	—		5,180
Deferred income taxes	18,312	—		18,312
Goodwill	96,802	—		96,802
Intangible assets, net	51,162	—		51,162

Total assets	$276,614	$31,779		$308,393

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,651	$—		$5,651
Accrued expenses	61,003	—		61,003
Current portion of long-term debt	5,750	—		5,750

Total current liabilities	72,404	—		72,404
Deferred compensation	1,706	—		1,706
Long-term debt	83,447	31,779	B	115,226

Total liabilities	157,557	31,779		189,336
Minority interests	930	—		930
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 250,000,000 shares authorized; 30,629,519 shares issued and outstanding at December 31, 2004	307	—		307
Treasury stock	(69)	—		(69)
Paid-in capital	188,865	—		188,865
Accumulated other comprehensive income, net of tax	892	—		892
Accumulate deficit	(71,868)	—		(71,868)

Total stockholders’ equity	118,127	—		118,127

Total liabilities, minority interests and stockholders’ equity	$276,614	$31,779		$308,393

The accompanying notes are an integral part of the pro forma financial information

INTERSTATE HOTELS & RESORTS, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004
(Dollars in thousands, except share amounts)

	Interstate
	Hotels &	Acquisition
	Resorts, Inc.	of Hilton
	Historical	Concord		Pro Forma
Revenue:
Lodging revenue	$3,281	$11,740	C	$15,021
Management fees	32,765	—		32,765
Management fees-related parties	31,180	—		31,180
Corporate housing	110,620	—		110,620
Other revenue	14,305	—		14,305

	192,151	11,740		203,891
Other revenue from managed properties	751,892	—		751,892

Total revenue	944,043	11,740		955,783

Operating expenses by department:
Lodging expenses	2,011	5,356	C	7,367
Corporate housing	91,592	—		91,592
Undistributed operating expenses:
Administrative and general	70,147	3,325	C	73,472
Depreciation and amortization	9,635	866	D	10,501
Restructuring expenses	4,048	—		4,048
Asset impairments and write-offs	11,807	—		11,807

	189,240	9,547		198,787
Other expenses from managed properties	751,892	—		751,892

Total operating expenses	941,132	9,547		950,679

Operating income (loss)	2,911	2,193		5,104
Interest income	(1,005)	—		(1,005)
Interest expense	8,605	1,274	E	9,879
Equity in losses of affiliates	1,056	—		1,056

Income (loss) from continuing operations before minority interest and income taxes	(5,745)	919		(4,826)
Income tax expense (benefit)	(1,781)	365	F	(1,416)
Minority interest expense (benefit)	(45)	7	G	(38)

Income (loss) from continuing operations	$(3,919)	$547		$(3,372)

Basic loss per share from continuing operations	$(0.13)			$(0.11)
Diluted loss per share from continuing operations	$(0.13)			$(0.11)
Weighted average shares outstanding (in thousands):
Weighted average number of basic common shares outstanding	30,473			30,473
Weighted average number of diluted common shares outstanding	30,473			30,473

The accompanying notes are an integral part of the pro forma financial information

Notes to Unaudited Pro Forma Financial Information

A	Allocate the acquisition cost of the hotel as follows:

Cash	$19
Restricted cash	1,720
Accounts receivable	99
Other assets	6
Property and equipment	29,935

$31,779

B	Record a note payable of $19 million which bears interest at LIBOR plus 225 basis points, due to Massachusetts Mutual Life Insurance Company, on March 1, 2008. Interest only is due until March 1, 2008. This is a 3 year loan with 2 one year extension options. In addition, we drew $12.8 million on our line of credit which bears interest at LIBOR plus 350 basis points.
C	Record lodging revenue, expenses and general and administrative expenses.
D	Record depreciation expense for building and improvements and furniture and fixtures based on the fixed asset price assigned at the time of acquisition. Depreciation expense is calculated on a straight line basis over 40 years for building and building improvements, and 5 to 7 years for furniture and fixtures.
E	Record interest expense of $712, for the $19 million borrowed under a mortgage loan for this acquisition. Interest is calculated at LIBOR plus 225 basis points on these borrowings. The LIBOR interest rate was averaged for the periods presented to determine the interest expense. In addition, we have recorded interest expense of $562, for the $12.8 million we borrowed under our credit facility in order to purchase the property. Interest is calculated at LIBOR plus 350 basis points under the credit facility.
F	Record income taxes based on an effective federal and state income tax rate of 39.4%.
G	Record minority interest in the operations of Hilton Concord.